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                                                                   Exhibit 10.31

                                                          CONVENTIONAL WHOLESALE
                                                          MORTGAGE PURCHASE

Colonial Mortgage Company                                 AGREEMENT

CONVENTIONAL WHOLESALE MORTGAGE PURCHASE AGREEMENT

Effective Sept. 1, 1998, COLONIAL MORTGAGE COMPANY (hereinafter referred to as
CMC), and E. Loan, Inc, (hereinafter referred to as CORRESPONDENT), agree to the following:

CORRESPONDENT warrants that it is a duly organized and validly existing entity for the primary purpose of originating, for fee Income, single family residential mortgages for sale to various Secondary Market Lenders for marketing gains and that it is in good standing under applicable laws, licensing requirements (if any), and regulations of the United States and of the State of California.

CORRESPONDENT and CMC have the requisite corporate authority and capacity to enter Into this LOAN CORRESPONDENT AGREEMENT (hereinafter referred to as AGREEMENT). CORRESPONDENT's and CMC's compliance with terms and conditions of this Agreement will not violate any provisions of CORRESPONDENT's or CMC's articles of Incorporation or by-laws, any Instrument relating to the conduct of its business, or any other agreement to which either may be a party.

CORRESPONDENT intends, from time to time, to offer for sale to CMC conventional mortgage loans that it has originated, and for which it has obtained appraisal and credit documentation.

All loans submitted to CMC must be originated and processed by the CORRESPONDENT. No third party loans will be accepted.

CMC warrants that it is a duly organized and validly existing entity which, as part of its normal business operation, purchases loans from various Correspondents for the purpose of sale into the Secondary Market and servicing of said loans, and it is in good standing under the applicable laws and regulations of the United States and of the State of Alabama.

CORRESPONDENT and CMC are acting as Independent contractors and neither party shall be deemed an agent, employee, partner, joint venturer, franchised or other associate of the other party. CORRESPONDENT and CMC each understand and agree that neither party is authorized to make any agreements or commitments on behalf of the other party.

Until this AGREEMENT is canceled by either CMC or CORRESPONDENT, CMC will make available to CORRESPONDENT FHA/VA loan programs at terms and interest rates subject to change by CMC from time to time.

The following are the terms and conditions under which CMC will register, underwrite, and purchase eligible loan applications offered by CORRESPONDENT:

1. From time to time, CMC will publish a list of types of loans it will accept, including interest rates, loan limits, terms, loan-to-value ratios, and discount points (CMC's required net yield) and fees. Loan registrations and approvals will be issued to CORRESPONDENT in accordance with CMC's current lending policies and procedures. Registration and approval will be issued in writing covering only the particular loan or loans submitted by CORRESPONDENT for approval.

2. CORRESPONDENT warrants that any loan it submits to CMC for approval will be in compliance with all applicable federal, state, and local statutes, ordinances, and regulations, including, but not limited to, the Rent Estate Procedures
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         Act, the Equal Credit Opportunity Act, the Tenth in Lending Act, the
         Fair Credit Reporting Act, the Flood Disaster Protection Act (National Flood Insurance Program), and with regulations issued pursuant thereto. CMC will also comply with the inforementioned federal, state, and local statutes, ordinances, and regulations. It is understood that CORRESPONDENT will be responsible for providing loan applicants with timely and correct GOOD FAITH ESTIMATES OF SETTLEMENT CHARGES, AND SETTLEMENT COST BOOKLETS, TRUTH IN LENDING DISCLOSURE STATEMENTS, SERVICING TRANSFER DISCLOSURE STATEMENTS (AT APPLICATION), ADJUSTABLE RATE MORTGAGE DISCLOSURES, CONSUMER HANDBOOKS ON ADJUSTABLE RATE MORTGAGES, AND ANY DISCLOSURES REQUIRED BY STATE LAW.

3. CORRESPONDENT understands CMC intends to sell closed loans to Investors and into the Secondary Market. CORRESPONDENT warrants that in submitting loan applications to CMC it is in full compliance with all pertinent requirements and warranties of the investor, or Mortgage-Based Security (MBS) program, to which CMC Intends to sell the loan(s), in accordance with program guidelines supplied by CMC. CMC agrees to provide CORRESPONDENT access to pertinent program guidelines for Its various loan programs as they are provided to CMC. However, It is the responsibility of the CORRESPONDENT to insure full compliance with the said requirements and guidelines. CORRESPONDENT understands that some loans must be approved by CMC's Investor prior to loan closing, and the decision of the Investor is final.

4. CORRESPONDENT agrees to Indemnify and hold CMC harmless for any act or omission, whether international or unintentional during the origination process by CORRESPONDENT or any agent of CORRESPONDENT.

5. CMC will purchase approved loans that close in the CORRESPONDENT's name. CORRESPONDENT will immediately endorse the Mortgage Note to CMC, "without recourse" and execute an Assignment of the Security Instrument to CMC.

6. CORRESPONDENT agrees that the responsibility for reporting all amounts considered to be points to be reported on Federal Form 1098 (as described in Internal Revenue code Section 605011(6)(z)(c) shall rest solely with CMC. CORRESPONDENT further agrees to execute a separate Designation Agreement with CMC which sets forth the responsibility for reporting points.

7. CORRESPONDENT shall use real estate appraisers and closing agents approved by CMC. CMC shall provide CORRESPONDENT with printed listings, from time to time, of appraisers and closing agents that are acceptable to CMC. CMC reserves the right to refuse credit reports from certain credit reporting agencies. CORRESPONDENT shall be notified in writing of any such unacceptable agencies. In the event that CORRESPONDENT shall submit an appraisal or credit report from a person or entity not acceptable to CMC. CMC, at its sole discretion, may reject or accept the loan package.

8. CORRESPONDENT authorizes CMC to obtain a personal and/or business credit report with respect to CORRESPONDENT upon mutual execution of this AGREEMENT.

9. CORRESPONDENT agrees to release to CMC all interest in the servicing rights for loans closed under this AGREEMENT. CORRESPONDENT further acknowledges that any value attributed to such servicing rights shall be incorporated in the interest rate and discount points (CMC's net yield) quoted to CORRESPONDENT. It is further agreed that for any loan(s) that closes in the name of CORRESPONDENT which produces a net yield greater than CMC's required net yield, the yield differential (secondary marketing/service release fee) shall accrue to CORRESPONDENT as discount on the HUD-1 and shall be disbursed to CORRESPONDENT at loan closing. In the event the yield differential is greater than discount collected at closing the additional amount due CORRESPONDENT shall be paid as a secondary market/service release fee. CMC shall remit to CORRESPONDENT any amount due within five (5) working days of receipt of mortgage documents in CMC's designated office.

         CORRESPONDENT agrees that for any loan(s) which CMC does not receive a discount at closing in an amount necessary to produce its required yield the amount due CMC shall be paid as a secondary marketing fee. The CORRESPONDENT shall remit the amount due CMC with the loan closing documents.
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10.      At CORRESPONDENT's request, CMC will review and approve the Title
         Binder/Commitment and Survey prior to loan closing. If CORRESPONDENT elects to assume responsibility for these documents, CORRESPONDENT will be held fully liable for any damages that may arise and could be asked to repurchase the loan as described in Section 11 of this AGREEMENT.

11. CORRESPONDENT agrees that upon request, it will immediately purchase at the current outstanding loan balance, any closed loan that is not in compliance with: the above-mentioned statutes, ordinances or regulations (see paragraph 2 above) and/or any and all covenants and warranties contained elsewhere in this AGREEMENT. Further, the CORRESPONDENT shall purchase any closed loan that is the subject of any misrepresentation or fraudulent.



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         documentation. In the event that CORRESPONDENT does not immediately comply with CMC's request for purchase, CMC shall have no further obligation to CORRESPONDENT to fund any other loans that may have been submitted by CORRESPONDENT, whether or not approved by CMC. Further, CORRESPONDENT shall be responsible for may and a loss, cost or other damages Incurred by CMC, Including CMC's attorney's fees, with respect to the CORRESPONDENT failure to comply with the requirements of this paragraph.

12. CORRESPONDENT understands that all loans submitted to CMC pursuant to this AGREEMENT will be underwritten accordance with investor requirements. CMC will approve to decline loan applications in accordance with its current underwriting policies. CMC, and/or the private investor, at its sole discretion, shall make underwriting determinations, and its decision is final.

13. CORRESPONDENT understands that CMC routinely conducts quality control audits to reverify credit documentation and appraisals submitted by Correspondents. CORRESPONDENT understands such audits may be conducted prior to loan being closed. CMC may conduct an on-site audit at the CORRESPONDENT's place of business and CORRESPONDENT agrees to fully cooperate therewith.

14. CORRESPONDENT will provide to CMC a Transfer of Property and Servicing Rights letter, in the format provided by CMC, on each loan to be purchased by CMC under this AGREEMENT.

15. This AGREEMENT to sell or purchase loans may be canceled, with or without cause, by either CMC or CORRESPONDENT. Cancellation shall be effective Immediately upon issuance of written notice.

16.      This AGREEMENT is non-transferable.

17. CMC reserves the right to amend or change the terms of this AGREEMENT with written notification to CORRESPONDENT, and said amendments and/or changes will be effective immediately upon CMC's written notification with respect to all loans including those submitted to and approved by CMC.

18. CORRESPONDENT acknowledges and agrees that the CORRESPONDENT POLICY AND PROCEDURES MANUAL provided CORRESPONDENT by CMC is an addendum to and part of this AGREEMENT. CORRESPONDENT agrees to adhere to the policies and procedures as stated in the MANUAL, and with any future changes or amendments that may occur.

19. INDEMNIFICATION: Without limiting any of CMC's rights continued in this AGREEMENT, CORRESPONDENT shall Indemnify, defend, and hold CMC, its successors and assigns, and its officers, agents, and employees harmless against any claim, action, liability, cost or expense, Including judgments, court costs and attorneys fees related to any breach any warranty, representation, or covenant continued in the AGREEMENT or set forth in any program offered pursuant this AGREEMENT. This Indemnification shall survive the terms of this AGREEMENT for all loans purchased until the sooner of: a) written release by CMC and any successor or assign; b) payoff of the loan; or c) the lapse of any applicable statute of limitations.

20. All aforementioned warranties, conditions, representations and indemnifications shall survive the delivery and purchase of any mortgage loan(s) offered for sale under the AGREEMENT and shall insure to the benefit of all future successors and assigns of CMC; any cancellation of this AGREEMENT, and/or any change in management or ownership in CMC or CORRESPONDENT.

CORRESPONDENT understands and accepts the terms of this AGREEMENT, as evidenced by the signature of its duly authorized corporate officer.

FOR E-Loan, Inc                                    FOR COLONIAL MORTGAGE COMPANY
BY /s/ J. Pawlowski                                BY /s/ Signature Illegible
TITLE President                                    TITLE /s/ Signature Illegible
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DATE 9/1/98                                        DATE 9/10/98



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                                    ADDENDUM

         This Addendum made and entered into this 1 day of September, 1998, by Colonial Mortgage Company, an Alabama Corporation, hereinafter referred to as ("Colonial") and E-Loan Inc, hereinafter referred to as ("Correspondent").

                                   WITNESSETH

         1. This Addendum is hereby incorporated into the Loan Correspondent Agreement between the above referenced parties dated 9/1/98 as if the same was set forth therein. In the event there is a conflict in the terms of this Addendum and the terms of the Loan Correspondent Agreement, the terms and conditions of this Addendum shall control and be given priority.

         2. The parties to this Addendum agree that certain loan programs offered by Colonial require that the loans be closed in the name of Colonial. Should that be the case, the terms and conditions of this Addendum shall control as to those items of the Loan Correspondent Agreement relating to the closing of a loan in the Correspondents name. However, each party agrees that all of the other representations, warranties and requirements of the Loan Correspondent Agreement will remain in full force and effect.

         3. As is contemplated in the Loan Correspondent Agreement, the specific conditions of any loan program must be followed both by the Correspondent and Colonial and will be controlling for that particular loan.

         In Witness Whereof, this Addendum was executed on the day and year above first written.

                                             Colonial Mortgage Company
                                             By: /s/ Signature Illegible
                                             Its: /s/ Signature Illegible
                                             Correspondent
                                             By: /s/ J. Pawlowski
                                             Its: President
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                            COLONIAL MORTGAGE COMPANY

                              DESIGNATION AGREEMENT

This agreement is in accordance with Internal Revenue Service Revenue Procedure 92-11, for purposes of making information returns for points, as described in Internal Revenue Code Section 6050H(b)(2)(C). Under the terms of this agreement, the lender of record Identified below shall not report to any borrower on Federal Form 1098 any points paid In connection with mortgage loans purchased by Colonial Mortgage Company. The responsibility for reporting all amounts considered to be points, for purposes of Federal Form 1098, rests solely with the designee, Colonial Mortgage Company, for mortgage loans that it purchases.

The lender of record represents to the designee that he did not, as a part of any overall mortgage transaction, lend to any borrower any of the amounts indicated on a settlement statement that would otherwise be treated as paid directly by the borrower, for the purpose of allowing these amounts to be treated as paid directly by the borrower. The lender of record makes this representation for any and all loans purchased by Colonial Mortgage Company. The lender of record understands that the must retain a copy of this agreement for four years following the close of the calendar year in which the last loan covered under this agreement is purchased by Colonial Mortgage Company.

LENDER OF RECORD                                     DESIGNEE

                                                     COLONIAL MORTGAGE COMPANY
                                                     P.O. Box 250C
                                                     One Commerce Street
                                                     Montgomery, Alabama 36142

/s/ J. Pawlowski                                    /s/ Signature Illegible
Signature                                            Signature

President                                            President
Title                                                Title

9/1/98                                               3/23/92
Date                                                 Date

CMC APPROVAL NUMBER: __________________